Exhibit 99.5

[LETTERHEAD OF EVERCORE GROUP L.L.C.]

Board of Directors
Aquila, Inc.
20 West Ninth Street
Kansas City, MO 64105

Re: Registration Statement on Form S-4 of Great Plains Energy Incorporated

Members of the Board:

Reference is made to our opinion letter, dated February 6, 2007, with respect to the fairness, from a financial point of view as of that date, to the holders of Aquila, Inc. (“Aquila”) common stock, of the consideration to be received by such holders in the proposed merger of Aquila with Great Plains Energy, Incorporated (“Great Plains Energy”).

The foregoing opinion letter is provided for the information and assistance of the independent members of the Board of Directors of Aquila in connection with their consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that Aquila has determined to include our opinion letter as Annex H to, and reference thereto under the captions “SUMMARY-Other Information Regarding the Merger-Opinions of Financial Advisors” and “THE TRANSACTIONS- Opinions of Aquila’s Financial Advisors-Evercore Group L.L.C.” in the joint proxy statement/prospectus relating to the proposed merger between Aquila and Great Plains Energy, which joint proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of Great Plains Energy Incorporated (333-142715) which was declared effective on August 27, 2007 and is incorporated by reference into this Registration Statement on Form S-4 (collectively, the “Registration Statements”).

In that regard, and notwithstanding the first sentence of the preceding paragraph, we hereby consent to (i) the references to our opinion under the above-mentioned captions and (ii) to the inclusion of our opinion in the joint proxy statement/prospectus included in the above-mentioned Registration Statements. By giving such consent, we do not admit and hereby disclaim that we are experts with respect to any part of such Registration Statements within the meaning of the term “expert” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, or that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ Evercore Group L.L.C.

Evercore Group L.L.C.

May 14, 2008